UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2020 (July 12, 2020)

Benefytt Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3450 Buschwood Park Dr., Suite 200 Tampa, Florida	33618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 397-1187

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	BFYT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On July 12, 2020, Benefytt Technologies, Inc., a Delaware corporation (the “Company” or “Benefytt”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Daylight Beta Parent Corp., a Delaware corporation (“Parent”), and Daylight Beta Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), each affiliates of certain investment funds advised by Madison Dearborn Partners, LLC (collectively, the “MDP Funds”) pursuant to which Merger Sub will, on the terms and subject to the conditions set forth therein, conduct a tender offer for all of the Company’s Class A Common Stock and Class B Common Stock and, following acceptance of the tendered shares, merge with and into the Company.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, Parent will cause Merger Sub to commence a cash tender offer (the “Offer”) to purchase all of (i) the shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Shares”), at a price per Class A Share of $31.00 (the “Offer Price”), payable net to the seller in cash, without interest, subject to any required withholding taxes and (ii) the shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Shares” and, together with the Class A Shares, the “Shares”), at a price per Class B Share of $0.00.

The Merger Agreement further provides that upon the terms and subject to the conditions set forth therein, following consummation of the Offer, Merger Sub will merge with and into the Company, with the separate existence of Merger Sub ceasing and the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”). The Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law, with no stockholder vote required to consummate the Merger.

At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares owned directly or indirectly by Parent or Merger Sub, Shares held by the Company as treasury stock immediately prior to the Effective Time, and Shares owned by a holder who has properly demanded appraisal) will automatically be converted into the right to receive cash in an amount equal to the Offer Price, without interest, subject to any required withholding taxes. The Merger will be effected promptly (and in any event no later than two (2) business days) following the acceptance of the Shares validly tendered and not withdrawn in the Offer (the “Offer Acceptance Time”).

The Offer is subject to customary conditions, including, among other things: (i) the absence of a termination of the Merger Agreement in accordance with its terms, (ii) there having been validly tendered in the Offer and not properly withdrawn that number of Shares which, together with the number of Shares then owned by Parent or its subsidiaries (if any), equals at least one Share more than a majority of all issued and outstanding Shares as of the expiration time of the Offer (the “Minimum Condition”), (iii) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the transactions having expired or been terminated, (iv) the absence of any order, injunction, judgment or other similar legal restraints by any governmental entity of competent jurisdiction or applicable law that would restrain, enjoin or otherwise prohibit the consummation of the Offer or the Merger, (v) no change having occurred that, individually or taken together with any other changes, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement), (vi) the accuracy of the Company’s representations and warranties contained in the Merger Agreement to the standards applicable to such representations and warranties as set forth in the Merger Agreement, (vii) the Company’s performance of its covenants, obligations and agreements under the Merger Agreement in all material respects prior to the Offer Acceptance Time, (viii) certain required regulatory filings having been made in accordance with the Merger Agreement and (ix) the Founder Exchange and Tender (as defined in the Merger Agreement) having occurred prior to the expiration of the Offer. The consummation of the Offer and Merger is not subject to a financing condition.

The Merger is subject to the following closing conditions: (i) Merger Sub having irrevocably accepted for payment all Shares validly tendered and not validly withdrawn in the Offer and (ii) no governmental entity having enacted any law or order which restrains, enjoins or otherwise prohibits the consummation of the Merger.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among other things, a covenant of the Company not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to allow the Board to exercise its fiduciary duties under applicable laws.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the Merger Consideration and all related fees and expenses. The MDP Funds have committed to capitalize Parent with an equity contribution.

Pursuant to the terms and conditions set forth in the debt commitment letter and preferred stock commitment letter, each dated July 12, 2020, (the “Debt Commitment Letters”), the lender and purchasers identified therein (the “Lenders”) have committed to provide Merger Sub with financing in an amount greater than or equal to the full amount of the financing in addition to the MDP Funds’ equity commitment required to consummate the Merger on the terms contemplated by the Merger Agreement. The obligation of the Lenders under the Debt Commitment Letters is subject to a number of customary conditions.

The Merger Agreement contains certain customary termination rights for the Company and Parent, and provides that, upon termination of the Merger Agreement by the Company or Parent under specified conditions, the Company will be required to pay Parent a termination fee of $14.7 million. The Merger Agreement also provides that Parent will be required to pay the Company a termination fee of $29.4 million (the “Parent Termination Fee”) upon the termination of the Merger Agreement by the Company or Parent under specified conditions. The MDP Funds have entered into a limited guarantee with the Company to guarantee Parent’s obligation to pay the Parent Termination Fee to the Company, subject to the terms and conditions set forth in the limited guarantee.

The Board has unanimously adopted resolutions (i) determining that it is in the best interests of the Company and the stockholders of the Company that the Company enter into the Merger Agreement and consummate the transactions contemplated thereby, (ii) approving and declaring advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (iii) resolving that the Merger shall be effected under Section 251(h) DGCL and that the Merger shall be consummated as promptly as practicable following the Offer Acceptance Time and (iv) resolving to recommend to the stockholders of the Company that they accept the Offer and tender their Shares pursuant to the Offer. The board of directors of the Parent has also approved the Offer and the Merger.

In connection with the Merger Agreement, Parent has entered into a tender and support agreement (the “Support Agreement”) with certain stockholders collectively representing approximately 8.6% of the outstanding Shares. The Support Agreement provides, among other things, that such stockholders will tender all of the Shares held by them in the Offer and terminates upon termination of the Merger Agreement and certain other events specified therein.

A copy of the Merger Agreement is filed as Exhibit 2.1 hereto. The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is incorporated herein by reference.

Exchange Agreement

On July 12, 2020, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Parent, Health Plan Intermediaries, LLC (“HPI”), Health Plan Intermediaries Sub, LLC (“HPI Sub”, and together with HPI, the “Series B Members”) and Health Plan Intermediaries Holdings, LLC (“Holdings”) pursuant to which, among other things, on or prior to the expiry of the Offer, (i) (A) the Series B Membership Interests of Holdings held by each Series B Member will be exchanged for Class A Shares and such holders’ Class B Shares will be automatically cancelled and (B) each Series B Member will thereafter tender all Shares held or controlled by such Series B Member and its affiliates pursuant to the Offer (which Shares following such exchange will be comprised solely of Class A Shares) (the “Founder Exchange and Tender”) and (ii) the Registration Rights Agreement, dated as of February 13, 2013, between the Company and the Series B Members will be terminated pursuant to the terms of the Exchange Agreement.

A copy of the Exchange Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, which is incorporated herein by reference.

TRA Termination Agreement

On July 12, 2020, the Company entered into a TRA Termination Agreement (the “TRA Termination Agreement”) with HPI, HPI Sub and Holdings pursuant to which, among other things, at the effective time of the Merger, the Tax Receivable Agreement, dated as of February 13, 2013, among the Company, Holdings and the Series B Members (the “Existing TRA”) will be terminated and the amount payable in connection with the Merger pursuant to the Existing TRA, which has been mutually agreed to be $40,014,495, will become payable, in each case, pursuant to the terms of the TRA Termination Agreement. Under the Tax Receivable Agreement, the Company previously agreed to make certain payments to the Series B Members based upon the reduction of the Company’s liability for U.S. federal, state and local income taxes arising from adjustments to the Company’s basis in its assets and imputed interest.

A copy of the TRA Termination Agreement is filed as Exhibit 10.2 hereto. The foregoing description of the TRA Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TRA Termination Agreement, which is incorporated herein by reference.

The Merger Agreement, the Exchange Agreement, the TRA Termination Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Merger Agreement, the Exchange Agreement and the TRA Termination Agreement. They are not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement, the Exchange Agreement and the TRA Termination Agreement were made only for purposes of the Merger Agreement, the Exchange Agreement or the TRA Termination Agreement, as applicable, and as of specific dates; were solely for the benefit of the parties to such agreements; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such agreements, which subsequent information may or may not be fully reflected in public disclosures by the Company or Parent. Accordingly, investors should not read the representations and warranties in the Merger Agreement, the Exchange Agreement or the TRA Termination Agreement in isolation but only in conjunction with the other information about the Company or Parent and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 8.01	Other Events.

On July 13, 2020, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

2.1*	Agreement and Plan of Merger, dated as of July 12, 2020, by and among Benefytt Technologies, Inc., Daylight Beta Parent Corp. and Daylight Beta Corp.

10.1
Exchange Agreement, dated as of July 12, 2020, by and among Daylight Beta Parent Corp., Health Plan Intermediaries, LLC, Health Plan Intermediaries Sub, LLC, Benefytt Technologies, Inc. and Health Plan Intermediaries Holdings, LLC.

10.2
TRA Termination Agreement, dated as of July 12, 2020, by and among Health Plan Intermediaries, LLC, Health Plan Intermediaries Sub, LLC, Benefytt Technologies, Inc. and Health Plan Intermediaries Holdings, LLC.

99.1	Press Release of Benefytt, dated July 13, 2020.

*
Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished as a supplement to the SEC upon request.

Additional Information and Where to Find It

The tender offer described in this communication has not yet been commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the tender offer is commenced, Parent and Merger Sub intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (collectively, the “Tender Offer Documents”), and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Recommendation Statement”) with respect to the tender offer. Parent and the Company intend to mail these documents to the Company’s stockholders at no expense to the Company’s stockholders. Investors and security holders of the Company are urged to carefully read the Tender Offer Documents and the Recommendation Statement, each as may be amended or supplemented from time to time, and any other filings made in connection therewith when they become available before making any decision with respect to the tender offer because such documents will contain important information about the proposed transactions and the parties thereto.

Investors and security holders of the Company will be able to obtain a free copy of the Tender Offer Documents and the Recommendation Statement and any supplements or amendments thereto, as well as other relevant filings, including materials that are incorporated by reference into those documents, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (813) 906-5314, by email at mdevries@bfyt.com, or by going to the Company’s Investor Relations page on its website at http://investor.benefytt.com and clicking on the link titled “Financial Information.”

Cautionary Note on Forward Looking Statements

The matters discussed in this communication may constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, activity levels, performance or achievements to be materially different from any future results, activity levels, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “could”, “expect”, “estimate”, “may”, “potential”, “will”, and “would”, or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. There may be events in the future that we are not able to predict or control accurately, and numerous factors may cause events, our results of operations, financial performance, achievements, or industry performance, to differ materially from those reflected in the forward-looking statements.

In addition to factors previously disclosed in the Company’s reports filed with securities regulators in the United States and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements and information or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the Company and Parent to terminate the definitive merger agreement between the Company and Parent; the outcome of any legal proceedings that may be instituted against the Company, Parent or their respective shareholders or directors; the ability to obtain regulatory approvals and meet other conditions to the consummation of the tender offer and the other conditions set forth in the merger agreement, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated or that are material and adverse to the Company’s business; a delay in closing the merger; business disruptions from the proposed tender offer and merger that harm the Company’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the tender offer or merger; certain restrictions during the pendency of the tender offer or merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the ability of the Company to retain and hire key personnel; and the business, economic and political conditions in the markets in which the Company operates.  For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent report on Form 10-K for the year ended December 31, 2019, and in each case any material updates to these factors contained in any of the Company’s future filings. As for the forward-looking statements and information that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this communication. Subsequent events and developments may cause our views to change. While we may elect to update the forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Benefytt Technologies, Inc.
Dated: July 13, 2020
	By:	/s/ Erik M. Helding
Name: Erik M. Helding
Title: Chief Financial Officer, Secretary and Treasurer